UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 28, 2014

Altair Nanotechnologies Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

3019 Enterprise Drive
Anderson, IN	46013

(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:

(775) 856-2500

                     N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01  Changes in Registrant's Independent Registered Public Accounting Firm.

(a) On August 28, 2014, Crowe Horwath LLP (“Crowe”), the independent registered public accounting firm of Altair Nanotechnologies (the “Company”), resigned as the Company’s independent registered public accounting firm.

None of the reports of Crowe on the Company's financial statements for either of the Company's most recent two fiscal years or any subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles; provided, however, as described in greater detail below, Crowe was unable to complete its audit and issue an audit report for the year ended December 31, 2013 due to material weaknesses to the Company’s controls and procedures.

During the Company’s two most recent fiscal years and any subsequent interim through the date of the resignation of Crowe, there were reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K, which are described below.

In 2013, the Company determined to significantly expand its operations in China and, as a result, by the end of 2013, the Company had become an entity operating primarily in China. In its resignation letter, Crowe advised the Company that it was resigning due to its inability to complete the audit of the Company’s financial statements for the year ended 2013 in part due its inability to perform sufficient procedures to determine the completeness of reporting of subsequent events transactions that may have occurred in China and in part due to the Company’s material weakness relative to implementing controls and procedures to ensure accurate and timely communications between the Company’s subsidiaries in China and its U.S.-based accounting team. Immediately prior to its resignation, Crowe sent a letter to management and the Audit Committee of the Company’s Board of Directors identifying the following material weaknesses:

●

The Company experienced significant executive management and accounting level turnover in 2013 which led to a lack of segregation of duties throughout the Company and resulted in a lack of controls to perform a timely review of transactions at an appropriate level of precision.

●

The Company did not implement adequate procedures and controls over the 2013 year-end financial close and reporting process to ensure timely filings in compliance with its financial reporting requirements.

●

The Company did not implement adequate procedures and controls to appropriately evaluate routine and non-routine transactions, and as a result, did not detect the material misstatements that were identified by Crowe during its audit process.

●

The Company did not implement adequate procedures and controls to ensure accurate and timely communication with its subsidiaries in China, and as a result, led to material misstatements that were identified by Crowe during its audit process.

●	The Company did not implement adequate procedures and controls to ensure the completeness and accuracy of its consolidated financial statements and related subsequent events.

The Company has requested that Crowe furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter is furnished with this report as Exhibit 16.1.

 Item 9.01 Exhibits.

d. Exhibits

Exhibit Number	Description
16	Letter to the Securities and Exchange Commission from Crowe Horwath LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: September 4, 2014	By	/s/ Karen Werner
Karen Werner, Interim Chief Financial Officer